Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

UNITED INDUSTRIES ANNOUNCES RECORD REVENUES AND OPERATING INCOME

ST. LOUIS, August 7, 2003 — Conducting business as Spectrum Brands, United Industries Corporation (United or the Company), the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States, today announced record results for the second quarter and six months ended June 30, 2003.

Comparing actual results for the three months ended June 30, 2003 with actual results for the three months ended June 30, 2002, United’s results were as follows: net sales before promotion expense increased 5.4% to $222.2 million from $210.8 million, net sales increased 5.6% to $206.0 million from $195.1 million, operating income increased 9.4% to $44.3 million from $40.5 million and net income decreased 18.9% to $21.4 million from $26.4 million, respectively.  Comparing actual results for the six months ended June 30, 2003 with actual results for the six months ended June 30, 2002, United’s results were as follows: net sales before promotion expense increased 15.6% to $416.0 million from $360.0 million, net sales increased 16.1% to $384.8 million from $331.5 million, operating income increased 20.6% to $75.4 million from $62.5 million and net income decreased 4.9% to $34.8 million from $36.6 million, respectively.

Comparing actual results for the three months ended June 30, 2003 with pro forma results for the three months ended June 30, 2002, which reflect the May 2002 merger with Schultz Company and the December 2002 acquisition of WPC Brands, Inc., United’s results were as follows: net sales before promotion expense decreased 7.1% to $222.2 million from $239.1 million, net sales decreased 7.6% to $206.0 million from $222.9 million, operating income decreased less than 1% to $44.3 million from $44.6 million and net income decreased 23.8% to $21.4 million from $28.1 million, respectively.  Comparing actual results for the six months ended June 30, 2003 with pro forma results for the six months ended June 30, 2002, which reflect the transactions described above, United’s results were as follows: net sales before promotion expense decreased 3.1% to $416.0 million from $429.2 million, net sales decreased 3.7% to $384.8 million from $399.6 million, operating income increased 5.2% to $75.4 million from $71.7 million and net income decreased 14.5% to $34.8 million from $40.7 million, respectively.  The decrease in net income on both an actual and pro forma basis reflects an increase in United’s effective tax rate from 19% in 2002 to 38% in 2003, which is reflective of the Company’s increased profitability.

From a liquidity perspective, second quarter 2003 earnings before interest, income taxes, depreciation and amortization, or EBITDA, increased 11.4% to $48.0 million from $43.1 million for the second quarter of 2002.  For the six months ended June 30, 2003, EBITDA increased 20.3% to $81.3 million from $67.6 million for the six months ended June 30, 2002.  On a pro forma comparative basis, second quarter 2003 actual EBITDA increased less than 1% to $48.0 million compared to pro forma EBITDA of $47.9 million for the second quarter of 2002.  On a pro forma comparative basis, for the six months ended June 30, 2003, EBITDA increased 4.2% to $81.3 million from $78.0 million for the six months ended June 30, 2002.  EBITDA information presented herein cannot be directly compared to that presented in the Company’s press releases issued during 2002, as new financial reporting rules prohibit the inclusion of certain non-cash expenses in the calculation of EBITDA.  Furthermore, EBITDA is not defined by generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures prepared by other companies.  A reconciliation of EBITDA to GAAP measures and other information is included in the attached addendum.

Bob Caulk, United’s Chairman and CEO, stated, “Despite the weather challenges our industry has faced this year, combined with our retail customers' continued focus on reducing inventories, we are pleased to report record financial results for the second quarter and six months ended June 30, 2003.  In the second quarter, we experienced a slow start and strong finish, as cool temperatures and wet weather persisted in April and May, followed by conditions more conductive to gardening and outdoor activities in June.  We are particularly satisfied that, despite these adverse conditions, we were effective in achieving our acquisition related synergy targets to obtain a good bottom-line result.  We continue to be particularly pleased with the results of our Spectracide®, Cutter®, and Garden Safe™ brands.”

Caulk continued, “With regard to our full year guidance, we now believe that too much volume related to early season categories was lost to the poor weather.  As such, our previously issued full year guidance of low double-digit percentage EBITDA growth is unattainable.  With regard to where we will finish up the year, there are several factors which could have an impact on our 2003 full year EBITDA, including our consumer and trade promotions, weather and our retailer line reviews. To date, in the ongoing line review process, we have received both negative and positive news from individual retailers on elements of our programs.  The results of these line reviews may have an impact on 2003 full year volumes and costs, as transitional expenses such as inventory write-offs and packaging development costs may or may not occur.”

About United

United is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States and offers one of the broadest lines in the industry under a variety of brand names.  The company’s household brands include Hot Shot® and Cutter®.  The company’s lawn and garden brands include Spectracide®, Garden Safe™, Real-Kill® and No-Pest® in the controls category and Vigoro®, Sta-Green®, and Schultz™ in the lawn and garden fertilizer and organic growing media categories.

Detailed financial information is included in the attached addendum. The unaudited pro forma consolidated results of operations are presented to illustrate the potential operating results that might possibly have been achieved had the related transactions been completed as of January 1, 2002 but do not purport to be indicative of the operating results that would definitely have been achieved had the transactions been completed as of such date or which may be achieved in the future.

More information about United can be found at www.spectrumbrands.com.

Certain statements in this press release regarding our business, with the exception of historical facts, may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties, many of which are beyond our control.  When, and if, used herein, the words “will,” “believe,” “plan,” “may,” “strategies,” “goals,” “anticipate,” “intent,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements speak only as of the date they were made.  These forward-looking statements are based on our current expectations.  Actual results may differ materially from these statements as a result of weather, our retailer line item reviews, the loss of customers or product listings, changes in external competitive market factors, unanticipated changes in the financial performance of us, our customers, our industry or the economy in general, as well as various other factors described in our filings with the Securities Exchange Commission, including public perception regarding the safety of our products and weather conditions.  We do not undertake any obligation to update or revise forward-looking statements made by us or on our behalf, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by any forward-looking statements we make herein are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved.

(Bloomberg Symbol: 14496Z)

Contact:	Daniel J. Johnston
United Industries Corporation
(314) 427-0780

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United Industries Corporation and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net sales before promotion expense	$222,228	$210,829	$415,961	$360,020
Promotion expense	16,225	15,693	31,146	28,493
Net sales	206,003	195,136	384,815	331,527
Operating costs and expenses:
Cost of goods sold	123,797	122,311	232,552	209,474
Selling, general and administrative expenses	37,905	32,337	76,904	59,576
Total operating costs and expenses	161,702	154,648	309,456	269,050
Operating income	44,301	40,488	75,359	62,477
Interest expense, net	9,817	8,693	19,020	17,205
Income before income tax expense	34,484	31,795	56,339	45,272
Income tax expense(1)	13,123	5,375	21,525	8,690
Net income	$21,361	$26,420	$34,814	$36,582

(1) The effective income tax rate was 38% during the three and six months ended June 30, 2003 and 19% during the three and six months ended June 30, 2002.  The increase in the effective income tax rate results from increased profitability in taxable income in 2003 compared with 2002.  However, we do not expect the change in the effective income tax rate to result in an increase in cash paid for income taxes for the foreseeable future, due to our deferred tax assets resulting from certain net operating loss carryforwards that were generated in 1999 through 2002 and deductible goodwill recorded in connection with our recapitalization in 1999.

Addendum to United Industries Corporation Earnings Release

Periods Ended June 30, 2003

United Industries Corporation and Subsidiaries

Other Consolidated Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
EBITDA:
Net income	$21,361	$26,420	$34,814	$36,582
Interest expense, net	9,817	8,693	19,020	17,205
Income tax expense	13,123	5,375	21,525	8,690
Depreciation and amortization	3,674	2,636	5,936	5,100
EBITDA(1)	$47,975	$43,124	$81,295	$67,577

Reconciliation of EBITDA to net cash flows from operating activities(2):
EBITDA	$47,975	$43,124	$81,295	$67,577
Interest expense less amortization	(9,800)	(7,903)	(16,694)	(15,720)
Net change in operating assets and liabilities	3,327	34,438	(78,518)	(35,258)
Net cash flows from operating activities	$41,502	$69,659	$(13,917)	$16,599

(1) EBITDA represents income before net interest expense, income tax expense, depreciation and amortization.  We have included information concerning EBITDA as we believe certain investors use it as one measure of our historical ability to fund operations and meet our financial obligations.  However, EBITDA is not presented to represent cash flows from operating activities as defined by accounting principles generally accepted in the United States (GAAP), nor does management recommend that it be used as an alternative to, or superior measure of, operating income as an indicator of our operating performance or cash flow as a measure of liquidity or our ability to meet our financial obligations.  We have provided a reconciliation of EBITDA to cash flows from operating activities since we believe it to be the most directly comparable measure under generally accepted accounting principles.  In addition, our definition of EBITDA may not be comparable to that reported by other companies.

(2) This information is presented to reconcile EBITDA, a non-GAAP measure, to net cash flows from operating activities, the most directly comparable GAAP measure, in accordance with Regulation G issued by the Securities and Exchange Commission.

Addendum to United Industries Corporation Earnings Release

Periods Ended June 30, 2003

United Industries Corporation and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30,
	2003	2002
ASSETS

Current assets:
Cash and cash equivalents	$10,823	$717
Accounts receivable, net	126,026	115,851
Inventories	77,703	49,636
Prepaid expenses and other current assets	8,470	6,668
Total current assets	223,022	172,872

Equipment and leasehold improvements, net	32,878	29,151
Deferred tax asset	84,953	99,510
Goodwill and intangible assets, net	98,277	82,118
Other assets, net	11,863	13,661
Total assets	$450,993	$397,312

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Current maturities of long-term debt
and capital lease obligation	$1,434	$7,790
Accounts payable	41,092	43,076
Accrued expenses	56,984	49,724
Total current liabilities	99,510	100,590

Long-term debt, net of current maturities	408,071	375,778
Capital lease obligation, net of current maturities	3,483	4,004
Other liabilities	3,231	2,188
Total liabilities	514,295	482,560

Stockholders’ deficit	(63,302)	(85,248)
Total liabilities and stockholders’ deficit	$450,993	$397,312

Addendum to United Industries Corporation Earnings Release

Periods Ended June 30, 2003

United Industries Corporation and Subsidiaries

Pro Forma Consolidated Statements of Operations (1)

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net sales before promotion expense	$222,228	$239,131	$415,961	$429,206
Promotion expense	16,225	16,235	31,146	29,591
Net sales	206,003	222,896	384,815	399,615
Operating costs and expenses:
Cost of goods sold	123,797	140,870	232,552	257,273
Selling, general and administrative expenses	37,905	37,405	76,904	70,633
Total operating costs and expenses	161,702	178,275	309,456	327,906
Operating income	44,301	44,621	75,359	71,709
Interest expense, net	9,817	9,464	19,020	19,063
Income before income tax expense	34,484	35,157	56,339	52,646
Income tax expense	13,123	7,012	21,525	11,941
Net income	$21,361	$28,145	$34,814	$40,705

(1)  Pro forma results for the three and six months ended June 30, 2002 reflect the merger with Schultz Company and the acquisition of WPC Brands, Inc. as if the transactions had closed on January 1, 2002.  In addition, the pro forma results include adjustments for additional interest, amortization and income tax expense that would have been recorded if the transactions had closed on January 1, 2002.  For comparative purposes, for the three months ended June 30, 2002, pro forma net sales exceeded actual net sales and pro forma net income exceeded actual net income by $27.8 million and $1.7 million, respectively.  For the six months ended June 30, 2002, pro forma net sales exceeded actual net sales and pro forma net income exceeded actual net income by $68.1 million and $4.1 million, respectively.

The unaudited pro forma financial information has been presented for informational purposes only and does not purport to be indicative of the consolidated results of operations that would have actually been achieved had these transactions, in fact, been completed as of January 1, 2002 or which may be obtained in the future.  See page 1 of this addendum to earnings release for actual operating results.  No similar transactions occurred during the three and six months ended June 30, 2003, thus the results presented for such periods reflect actual results and do not include any pro forma adjustments.

Addendum to United Industries Corporation Earnings Release

Periods Ended June 30, 2003

United Industries Corporation and Subsidiaries

Pro Forma Other Consolidated Financial Data (1)

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Pro Forma EBITDA(2):
Net income	$21,361	$28,145	$34,814	$40,705
Interest expense, net	9,817	9,464	19,020	19,063
Income tax expense	13,123	7,012	21,525	11,941
Depreciation and amortization	3,674	3,281	5,936	6,218
Pro Forma EBITDA	$47,975	$47,902	$81,295	$77,927

(1) Refer to footnote (1) on page 4 of this addendum to earnings release for a description of the nature of the pro forma information provided.

(2) Refer to footnotes (1) and (2) on page 2 of this addendum to earnings release for a description of the nature of EBITDA information provided.

Addendum to United Industries Corporation Earnings Release

Periods Ended June 30, 2003

United Industries Corporation and Subsidiaries

Pro Forma Consolidating Statements of Operations (1)

(Dollars in thousands)

(Unaudited)

	Unaudited Pro Forma Statement of Operations For the Three Months Ended June 30, 2002
	United Industries Historical	Schultz Company 4/1/02 - 5/8/02	Pro Forma Adjustments		WPC Brands, Inc. 4/1/02 - 6/30/02	Pro Forma Adjustments		Total

Net sales before promotion expense	$210,829	$19,623	$-		$8,679	$-		$239,131
Promotion expense	15,693	359	-		183	-		16,235
Net sales	195,136	19,264	-		8,496	-		222,896
Operating costs and expenses:
Cost of goods sold	122,311	14,987	(1,500	)(2)	5,072	-		140,870
Selling, general and administrative expenses	32,337	3,137	98	(3)	1,750	83	(3)	37,405
Total operating costs and expenses	154,648	18,124	(1,402)		6,822	83		178,275
Operating income (loss)	40,488	1,140	1,402		1,674	(83)		44,621
Interest expense, net	8,693	85	247	(4)	96	343	(4)	9,464
Income (loss) before income tax expense (benefit)	31,795	1,055	1,155		1,578	(426)		35,157
Income tax expense (benefit)	5,375	370	741	(5)	630	(104	)(5)	7,012
Net income (loss)	$26,420	$685	$414		$948	$(322)		$28,145

	Unaudited Pro Forma Statement of Operations For the Six Months Ended June 30, 2002
	United Industries Historical	Schultz Company 1/1/02 - 5/8/02	Pro Forma Adjustments		WPC Brands, Inc. 1/1/02 - 6/30/02	Pro Forma Adjustments		Total

Net sales before promotion expense	$360,020	$55,603	$-		$13,583	$-		$429,206
Promotion expense	28,493	841	-		257	-		29,591
Net sales	331,527	54,762	-		13,326	-		399,615
Operating costs and expenses:
Cost of goods sold	209,474	41,200	(1,500)		8,099	-		257,273
Selling, general and administrative expenses	59,576	7,412	293	(3)	3,187	165	(3)	70,633
Total operating costs and expenses	269,050	48,612	(1,207)		11,286	165		327,906
Operating income (loss)	62,477	6,150	1,207		2,040	(165)		71,709
Interest expense, net	17,205	259	740	(4)	173	686	(4)	19,063
Income (loss) before income tax expense (benefit)	45,272	5,891	467		1,867	(851)		52,646
Income tax expense (benefit)	8,690	2,620	92	(5)	747	(208	)(5)	11,941
Net income (loss)	$36,582	$3,271	$375		$1,120	$(643)		$40,705

(1) Refer to footnote (1) on page 4 of this addendum to earnings release for a description of the nature of the pro forma information provided.

(2) Represents the amortization of a write-up of inventory to fair value as required by purchase accounting.

(3) Represents amortization expense of intangible assets acquired in the Schultz merger and WPC Brands acquisition.  Intangible assets are being amortized over periods ranging from five to 40 years.

(4) Represents incremental interest expense related to additional borrowings of $60.0 million to finance the Schultz merger and WPC Brands acquisition, using an approximate effective rate of 5.5%.

(5) Represents the income tax benefit associated with the adjustments described herein using the 2002 effective tax rate of approximately 19%.

Addendum to United Industries Corporation Earnings Release

Periods Ended June 30, 2003